Exhibit 5.1

45 Fremont Street, Suite 3000
San Francisco, California 94105

April 15, 2026

AmpliTech Group, Inc.

Attn: Board of Directors

155 Plant Avenue

Hauppauge, NY 11788

Re:	AmpliTech Group, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to AmpliTech Group, Inc. a Nevada corporation (the “Company”), in connection with the registration of 2,800,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), under the Securities Act of 1933, as amended (the “Securities Act”), reserved for issuance pursuant to the Company’s Amended and Restated 2020 Equity Incentive Plan, as amended (the “Plan”).

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed to be relevant, including (i) the registration statement on Form S-8 (the “Registration Statement”), (ii) the Company’s Articles of Incorporation, as amended, (iii) the Company’s Amended and Restated Bylaws, as amended, and (iv) corporate authorizations related to the Plan, as the basis for the opinion set forth below. In conducting our examination, we assumed without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to all original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assume that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

Our opinion is limited solely to matters set forth herein. We express no opinion as to the law of any other jurisdiction other than the laws of the State of Nevada and the laws of the United States.

ARIZONA ● CALIFORNIA ● COLORADO ● CONNECTICUT ● DELAWARE ● FLORIDA ● GEORGIA ● ILLINOIS ● INDIANA ● KANSAS ● KENTUCKY ● LOUISIANA MARYLAND ● MASSACHUSETTS ● MINNESOTA ● MISSISSIPPI ● MISSOURI ● NEVADA ● NEW JERSEY ● NEW MEXICO ● NEW YORK ● NORTH CAROLINA OHIO ● OREGON ● PENNSYLVANIA ● RHODE ISLAND ● TENNESSEE ● TEXAS ● UTAH ● VIRGINIA ● WASHINGTON ● WASHINGTON D.C. ● WEST VIRGINIA

AmpliTech Group, Inc.

April 15, 2026

Based upon and subject to the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the prospectus which is part thereof (the “Prospectus”), and the Prospectus delivery procedures with respect thereto, fulfill all of the requirements of the Securities Act throughout all periods relevant to the opinion, (ii) all offers and sales of the Shares have been and will be made in compliance with the securities laws of the states, having jurisdiction thereof, (iii) the individual grants, issuance or awards under the Plan are duly authorized by all necessary corporate action (and the agreements and awards duly adopted thereunder and in accordance therewith), (iv) such Shares are issued by the Company against payment therefor in the circumstances contemplated by the Plan, and (v) the shares of Common Stock currently reserved for issuance under the Plan will remain available for the issuance of the Shares, we are of the opinion that the Shares, when issued and sold pursuant to the terms of and in the manner set forth in the Plan, will be validly issued, fully paid, and nonassessable.

We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Lewis Brisbois Bisgaard & Smith LLP

LEWIS BRISBOIS BISGAARD & SMITH LLP

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com